EXHIBIT 10.5

$50,000 Debt Extinguishment Agreement

Physicians Health Management Group, Inc. (Physicians) and Phyhealth Corporation (Phyhealth), as of February 17, 2012, hereby enter this agreement for this extinguishment of indebtedness (the "Agreement").

Whereas, during the fourth quarter of 2010, Physicians advanced to Phyhealth the sum of $50,000.

Whereas, on or about January 28, 2009, AccessKey received $640,000 of financing from Physicians in exchange for the issuance of the January 28, 2009 Convertible Note (the "January 2009 Note").

Whereas, AccessKey defaulted.

Whereas, on November 30, 2011, Phyhealth filed suit against AccessKey, in the Circuit Court of Cook County, Illinois, County Department, Law Division, case number 2011 L 012875 (the "Claim"), alleging a breach of contract by AccessKey.

Whereas, as of this February 17, 2012, subject to Court approval, Phyhealth assigned to Physicians, its claim against AccessKey (the "Reassignment").

Whereas, Phyhealth has paid the professional fees associated with the preparation and filing of the Form 10, amendments and dealing with the SEC related thereto, on behalf of Physicians (the -Form 10 Costs").

Wherefore for good and valuable consideration, the parties agree as follows:

1. The foregoing recitals are incorporated herein by this reference.

2. The parties agree that the $50,000 is no longer owed by Phyhealth to Physicians and Physicians does not owe Phyhealth any money associated with the Form 10 Costs.

IN WITNESS WHEREOF, this Assignment has been executed and effected by the parties hereto the day and year first above written.

Phyhealth Corporation

By:
Its: President.

Physicians Healthcare Management Group, Inc.

By:
Its: President